                                                                    EXHIBIT 10.4

                                                      Adopted: 20 September 2000
                                                      Approved: 10 November 2000


                             SYNAPTICS INCORPORATED

                        2000 UK APPROVED SUB-PLAN TO THE
                  SYNAPTICS INCORPORATED 1996 STOCK OPTION PLAN

In pursuance of its powers under the Synaptics Incorporated 1996 Stock Option Plan ("the Plan"), the Board of Directors, or a duly appointed committee of the Board of Directors of Synaptics Incorporated ("the Company") has adopted these rules for the purposes of operating the Plan with regard to such options which these rules are expressed to extend at the time when the option is granted. Unless the context requires otherwise, all expressions used in these rules have the same meaning as the Plan. The Plan, as supplemented by these rules, is referred to hereinafter as "the Sub-Plan". For the avoidance of doubt, the terms of the Plan (insofar as they have not been disapplied by Rule 14 of these rules) shall form part of the Sub-Plan.

1. The shares of Common Stock over which options may be granted under the Sub-Plan form part of the ordinary share capital (as defined in section 832(1) Income and Corporation Taxes Act 1988) (ICTA 1988) of the Company and must at all times, including the time of grant and the time of exercise, comply with the terms of the Plan and comply with the requirements of paragraphs 10 - 14 Schedule 9 ICTA 1988.

2. The companies participating in this Sub-Plan are the Company and all companies controlled by the Company within the meaning of Section 840 ICTA 1988 ("the Subsidiaries") and which have been nominated by the Company to participate for the time being in this Sub-Plan.

3. The shares of Common Stock to be acquired on exercise of the option in accordance with the terms of the Sub-Plan will:

         (a)      be fully paid up;

         (b)      be not redeemable;

         (c) not be subject to any restrictions other than restrictions which attach to all shares of stock of the same class. For the purpose of this clause, the term restrictions includes restrictions which are deemed to attach to the shares under any contract, agreement, arrangement or condition as referred to in paragraph 13 Schedule 9 ICTA 1988.

4. Synaptics Incorporated has only one class of shares of Common Stock, and only the Common Stock is ordinary share capital as defined under section 832(1) ICTA 1988.

5. No option will be granted to an employee or director under this Sub-Plan, or where an option has previously been granted no option shall be exercised by an option-holder if at that time he has, or any time within the preceding 12 months has had, a material interest for the purposes of Schedule 9 ICTA 1988 in either the Company being a close company (within the meaning of Chapter I of Part XI of ICTA 1988) or in a company being a close company which has control (within the meaning of section 840 ICTA 1988) of the Company or in a company being a close company and a member of a consortium (as defined in section 187(7) ICTA
         1988) which owns the Company. In determining whether a company is a close company for this purpose section 414(1)(a) ICTA 1988 (exclusion of companies not resident in the United Kingdom) and section 415 of ICTA 1988 (exclusion of certain companies with listed shares) shall be disregarded.

6. Notwithstanding the provisions of Section 8 of the Plan, no option will be granted to an employee or director under this Sub-Plan in relation to which the exercise price is manifestly less than the market value (as defined in section 187(2) ICTA 1988) of the Company's shares of Common Stock on the date of grant of the option mad the exercise price shall be stated at the date of the option grant. The market value is to be agreed in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Inland Revenue Shares Valuation Division at the date of grant.

7.       (a)      Notwithstanding the provisions of Section 14 of the Plan, any alteration or amendment to the Plan or this Sub-Plan which affects the Sub-Plan shall not have effect until approved by the Board of Inland Revenue. The Company undertakes to provide details thereof to the Board of Inland Revenue without delay for this purpose.

         (b) Notwithstanding the provisions of Section 11 no adjustment pursuant to any of the provisions of the Plan shall be made to any option which has been granted under the Sub-Plan unless such adjustment would be permitted under the Plan and under the provisions of paragraph 29 of Schedule 9 ICTA 1988 and is necessary to take account of any variation in the share capital of which the Common Stock forms part and where so permitted no such adjustment shall take effect until the approval of the Board of Inland Revenue shall have been obtained thereto.

8. Notwithstanding anything contained in Section 11 of the Plan, if the Company merges or is consolidated with another company under circumstances where the Company is not the surviving company, no options may be granted under this Sub-Plan following such merger, or consolidation.

9. For the avoidance of doubt it is stated that the Company is the grantor as defined in paragraph 1(1) Schedule 9 ICTA 1988.

10. Any option granted to an employee or director under this Sub-Plan shall be limited to take effect so that immediately following such grant the aggregate market value (determined at the time prescribed by paragraph 28 Schedule 9 ICTA 1988 and calculated in accordance with the provisions of the said Schedule 9) of shares which he can acquire under this Sub-Plan and any other plan or plans, not being a savings-related share option scheme, approved under the said Schedule 9 and established by the grantor or by any associated company (as defined in section 416 ICTA 1988) of the grantor (and not exercised) shall not exceed L30,000 or such other sum as may be prescribed from time to time by paragraph 28 Schedule 9 ICTA 1988. Provided always that this limit shall not exceed the limitations set out in the Plan.

11. An option will only be granted under this Sub-Plan to any employee (other than one who is a director) or a full-time director of the Company or a company participating in this Sub-Plan. For this purpose, a full-time director is one who is required to work at least 25 hours a week excluding meal-times in the business of the Company or its subsidiaries.

12. The Company shall not later than 30 days upon actual receipt of the written notice of exercise of an option given in accordance with the provisions of the Plan together with the payment of the aggregate exercise price in respect of the shares of Common Stock to be issued pursuant to the exercise of an option, allot and issue credited as fully paid to the Optionee and cause to be registered in his name the number of shares of Common Stock specified in the written notice.

13. When the Board under the powers conferred by Section 4(c)(vi) of the Plan determines the terms and conditions of any option granted under this Sub-Plan, such terms and conditions shall:

         (i) be objective, specified at the time of grant and set out in full in or details given with the award; and

         (ii) be such that rights to exercise such options after the fulfillment or attainment of any terms and conditions so specified shall not be dependent upon the further discretion of any person; and

         (iii) not be capable of amendment, variation or waiver unless an event occurs which causes the Committee to consider that a waived, varied or amended term and condition would be a fairer measure of performance and would be no more difficult to satisfy.

14.1 The following wording in Section 10 shall be deleted and shall therefore be disregarded for the purposes of the Sub-Plan. "At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rates times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

14.2 The above wording is replaced with the following for the purposes of the Sub-Plan:

         "The Optionee is obligated to satisfy the withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, the Optionee will satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation.

15.      The following, namely:

         (a)      all references in the Plan to "Incentive Stock Options;

         (b) all payment forms in Section 8(b) other than cash, cheque or delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes;

         (c)      Section 4 (c)(vii) allowing options to be settled in cash;

         (d) Section 4 (c)(viii) allowing the amendment of the exercise price;

         (e) Section 4 (c)(x) allowing discretion to modify granted options;

         (f)      Section 9(f) providing for Buyout Provisions;

                  shall be deleted and shall therefore be disregarded for the purposes of the Sub-Plan.

16.      The first sentence of Section 5(a) shall be amended to read as follows:

         "Nonstatutory Stock Options may be granted to Employees."

17.      Section 8 (a)(ii)(B) shall be amended to read as follows:

         "granted to any person, the per Share exercise price shall be no less than the market value per Share on the date of grant as agreed in advance with the Inland Revenue in accordance with Rule 6 of the Sub-Plan."

Adopted on behalf of the Company by:      /s/ Francis Lee
                                    --------------------------------------------
Position of signatory: CEO
                      -------------------------------------------
Date:                  Nov 10, 2000
                      -------------------------------------------

                                   APPENDIX IV

                             SYNAPTICS INCORPORATED



                             STOCK OPTION AGREEMENT


                            2000 UK APPROVED SUB-PLAN
                                     to the
                  SYNAPTICS INCORPORATED 1996 STOCK OPTION PLAN


You are granted effective as of .........................., options (the
"Options") to purchase shares of common stock, zero par value, of Synaptics Incorporated (the "Option Shares") pursuant to the Synaptics Incorporated 1996 Stock Option Plan (the "Plan") of Synaptics Incorporated (the "Company") as amended by the 2000 UK Approved Sub-Plan referred to hereinafter as the "Sub-Plan". The Options are subject to the terms and conditions set forth below and in the Sub-Plan rules, which are attached to and made a part of this Stock Option Agreement (the "Agreement"). Capitalised terms used in the Agreement have the same meaning as defined in the Sub-Plan.

1 Exercise Price: $ ............. per Option Share, being the market value of the stock at the date of the grant.

         (a)   Number of Option Shares: ...........................

         (b)   Exercise:   Options may be exercised at 25% on the twelve (12)
                           month anniversary of the Vesting Commencement Date
                           (as specified below) and 1/48th of the total number of Option Shares on each monthly anniversary thereafter, except in circumstances as defined in the Plan.

         (c)   Vesting Commencement Date  ...........................

2 Exercise of Option: Exercise must be made by delivery to the Company at its principal executive office of a notice signed by the Optionee that states the number of shares to be purchased and is accompanied by payment of the Exercise Price for the shares to be purchased in substantially the form attached hereto as Exhibit B.

3 Registration under Federal and State Securities Laws: These Options may not be exercised and the Company is not required to deliver shares of Common Stock unless such shares have been registered under Federal and applicable state security laws, or are then exempt from such registration requirements.

4 Transferability of Options: These Options are not transferable except that on the death of the Optionee, the Option may be transferred to the Optionee's legal representative and exercised within six months from the date of death.

5 Market Standoff Agreement: In the event of an initial public offering of the Company's shares and upon the request of the Company (or the underwriters managing such underwritten offering of the Company's shares), you are obliged not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company (or such managing underwriters) and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offer.

6 Expiration Date: The Options expire 90 days after termination of employment except if the Optionee terminates employment by reason of death or total and permanent disability, when the Option expires six months and twelve months (six months in the event of a disability that is not total and permanent) respectively after termination of employment. Subject to earlier termination as provided in this Agreement, the Options expire on the tenth anniversary of the date of grant, unless earlier exercised.

7 Taxation: No income tax will be payable when you exercise the Option provided the Sub-Plan is still approved by the Inland Revenue and:-

  (a) at least three years and no more than ten years have elapsed from the Option Grant Date; and

  (b) at least three years have elapsed since the date on which you last exercised an option obtained under an approved scheme (except a savings-related scheme) for which income tax relief was given.


The Company by its duly-authorised officer agrees to the Terms and Conditions of the Agreement and of the Sub-Plan.


SYNAPTICS INCORPORATED




By:
   -------------------------------

The Optionee accepts the Option subject to the terms and conditions of the Sub-Plan and this Agreement.

   -------------------------------
Optionee

                                   APPENDIX V

                                    EXHIBIT B

                             SYNAPTICS INCORPORATED



                           STOCK OPTION EXERCISE FORM


                            2000 UK APPROVED SUB-PLAN
                                     to the
                  SYNAPTICS INCORPORATED 1996 STOCK OPTION PLAN



Corporate Secretary
Synaptics Incorporated
[Head Office Address]



Dear

I hereby exercise [    ] of my options dated [    ] (the "Shares"), having an
exercise price of $[ ] per share. Attached hereto is a cheque in payment of the
exercise price in the amount of $[    ].

I acknowledge and agree that I shall be required to comply with the attached schedule detailing the relevant US securities laws for private companies. I further acknowledge and agree that these are not specific restrictions to employee shareholders and apply to all shares in the Company.

Thank you for your assistance.


Yours sincerely,


[Purchaser]

US SECURITIES LAWS

1        MARKET STANDOFF AGREEMENT

         In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such underwritten offering of the Company's securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

2        INVESTMENT AND TAXATION REPRESENTATIONS

         In connection with the purchase of the Shares, Purchaser represents to the Company the following:

         (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

         (b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemptions depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

         (c) Purchaser understands that the Shares are "restricted securities" under applicable US federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

         (d) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

3        RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

         (a)      LEGENDS           The certificate or certificates representing
                  the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

                  (i)               The shares represented by this certificate
                           have not been registered under the Securities Act of 1933, and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such sale or distribution may be effected without an effective registration statement related thereto or an opinion of counsel in a form satisfactory to the company that such registration is not required under the Securities Act of 1933.

                  (ii)              The shares represented by this certificate
                           may be transferred only in accordance with the terms of tm agreement between the company and the shareholder, a copy of which is on file with the Secretary of the company.

         (b)      STOP-TRANSFER NOTICES      Purchaser agrees that, in order to
                  ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (c)      REFUSAL TO TRANSFER        The Company shall not be required
                  (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         (d)      REMOVAL OF LEGEND          The Shares then held by Purchaser
                  will no longer be subject to the legend referred to in Section 3(a)(ii) following the expiration or termination of the market standoff provisions of Section 1 (and of any agreement entered pursuant to Section 1). After such time, and upon Purchaser's request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 3(a)(ii), and delivered to Purchaser.

4        NO EMPLOYMENT RIGHTS

         Nothing in this Agreement shall affect in may manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser's employment or consulting relationship, for any reason, with or without cause.